Exhibit 10.35

THE SECOND AMENDED 2000 STOCK PURCHASE AND OPTION PLAN

FOR KEY EMPLOYEES OF

AMPHENOL AND SUBSIDIARIES

1.                                       Purpose of Plan

The Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the “Plan”) is designed:

(a) to promote the long term financial interests and growth of Amphenol Corporation (the “Corporation”) and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation’s business;

(b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c) to further the alignment of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2.                                       Definitions

As used in the Plan, the following words shall have the following meanings:

(a)                                  “Board of Directors” means the Board of Directors of the Corporation.

(b)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(c)                                  “Committee” means the Compensation Committee of the Board of Directors.

(d)                                 “Common Stock” or “Share” means Series A Common Stock of the Corporation which may be authorized but unissued, or issued and reacquired.

(e)                                  “Employee” means a person, including an officer, in the regular full-time employment of the Corporation or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation.

(f)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)                                 “Fair Market Value” means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

(h)                                 “Grant” means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of a Non-Qualified Stock Option or Purchase Stock or a combination thereof.  A “Grant” does not include an award of stock appreciation rights, dividend equivalent rights, restricted stock, performance units, performance shares or any other stock-based grants.

(i)                                     “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(j)                                     “Management Stockholders’ Agreement” means an agreement between the Corporation and a Participant that sets forth the terms and conditions and limitations applicable to any Shares purchased pursuant to this Plan.

(k)                                  “Option” means an option to purchase shares of the Common Stock which will not be an “incentive stock option” (within the meaning of Section 422 of the Code).

(l)                                     “Participant” means an Employee, or other person having a unique relationship with the Corporation or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, that a non-employee director of the Corporation or one of its Subsidiaries may not be a Participant.

(m)                               “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.                                       Administration of Plan

(a) The Plan shall be administered by the Committee.  None of the members of the Committee shall be eligible to be selected for Grants under the Plan, or have been so eligible for selection within one year prior thereto; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Corporation is subject to such rule.  The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee.  The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.  Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

(b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

(c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Grants, and all members of the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

4.                                       Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a unique relationship with Corporation or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine.  No Grants may be made under this Plan to non-employee directors of Corporation or any of its Subsidiaries.  Grants may be granted singly, in combination or in tandem.  The terms, conditions and limitations of each Grant under the Plan shall be set forth in an Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan and if applicable the Management Stockholders’ Agreement.

5.                                       Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants which grants may only include Non-Qualified Stock Options and/or Purchase Stock as setforth below.  Such Grants may take the following forms in the Committee’s sole discretion:

(a)  Non-Qualified Stock Options - These are options to purchase Common Stock which are not designated by the Committee as incentive stock options.  At the time of the Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Paragraph 5(d) by the Optionee.  In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a): (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than the closing price of the Common Stock as reported by the New York Stock Exchange on the date the option is granted.  Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.

(b)  Purchase Stock - Purchase Stock refers to shares of Common Stock offered to a Participant at such price as determined by the Committee, the acquisition of which will make him eligible to receive under the Plan, including, but not limited to, Non-Qualified Stock Options; provided, however, that the price of  such Purchase Shares may not be less than the closing price of the Common Stock as reported by the New York Stock Exchange on the date such shares of Purchase Stock are offered.

6.                                       Limitations and Conditions

(a)  The number of Shares available for Grants under this Plan shall be 8,000,000 Shares of the authorized Common Stock as of the effective date of the Plan.  The number of Shares subject to Options under this Plan to any one Participant shall not be more than 2,000,000 Shares.  Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for Grants.

(b)  No Grants shall be granted under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants granted on or before the expiration of the Plan may extend beyond such expiration.  At the time a Grant is granted or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant or purchase consistent with the terms of the Management Stockholders’ Agreement.

(c)  Nothing contained herein shall affect the right of the Corporation to terminate any Participant’s employment at any time or for any reason.

(d)  Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(e)  Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Corporation to such Participants.

(f)  No election as to benefits or exercise of Options or other rights may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(g) Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.  This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(h) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation’s obligations under the Plan.

7.                                       Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Corporation and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

8.                                       Adjustments

(a)  In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and exercise prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

(b)  In the event that the Participant’s right to require the Company to purchase his or her Shares or Options or the Company’s right to require the Participant to sell his or her Shares or Options, as provided in Sections 5 and 6, respectively, of the form of Management Stockholder’s Agreement attached hereto as Exhibit A, or the Company’s Right of First Refusal as provided in Section 4 of the form of Management Stockholder’s Agreement, gives rise to adverse accounting consequences to the Company in respect of the treatment of Options granted pursuant to the Plan, the Committee may, in its sole discretion, adjust the timing of the exercisability of such outstanding Options to avoid such adverse accounting consequences.

9.                                       Merger, Consolidation, Exchange,

Acquisition, Liquidation or Dissolution

In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide that such Option cannot be exercised after the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, the acquisition by another corporation of 80% or more of the Corporation’s then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Corporation (a “Transaction”), and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Transaction, that, for some reasonable period of time prior to such Transaction, such Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such event.

10.                                 Amendment and Termination

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Grant.

The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares subject to Grants under the Plan, decrease the exercise price of outstanding Options or Stock Appreciation Rights, change the requirements relating to the Committee or extend the term of the Plan.

Without limiting the generality of the foregoing, the Plan shall not be materially amended without Stockholder approval.

11.                                 Foreign Options and Rights

The Committee may make Grants to Employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.                                 Withholding Taxes

The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Corporation to deliver shares upon the exercise of an Option that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes.  Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

13.                                 Effective Date and Termination Dates

The Plan shall be effective on and as of the date of its approval by the stockholders of the Corporation and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.